EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the Mercury Interactive Corporation Amended and Restated 2000 Supplemental Stock Option Plan, Mercury Interactive Corporation Amended and Restated 1999 Stock Option Plan, Appilog, Inc. 2003 Stock Option Plan, Freshwater Software, Inc. 1997 Stock Plan, Kintana, Inc. 1997 Equity Incentive Plan, Performant, Inc. 2000 Stock Option/Restricted Stock Plan, and Systinet Corporation 2001 Stock Option and Incentive Plan of our reports dated December 16, 2005, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company, Hewlett-Packard Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hewlett-Packard Company, included in its Annual Report (Form 10-K) for the year ended October 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
November 13, 2006